Exhibit 21

                           SUBSIDIARIES OF THE COMPANY

          State/Jurisdiction                              Direct
            Incorporation                                 Stock
              Ownership
The West Company, Incorporated                          Pennsylvania             Parent Co.
  Paco Pharmaceutical Services, Inc.                    Delaware                 100.0
       Paco Packaging, Inc.                             Delaware                 100.0
       Paco Technologies, Inc.                          Delaware                 100.0
       Paco Laboratories, Inc.                          Delaware                 100.0
       Charter Laboratories, Inc.                       Delaware                 100.0
       Paco Puerto Rico, Inc.                           Delaware                 100.0
  Citation Plastics Co.                                 New Jersey               100.0
       The West Company of Puerto Rico, Inc.            Delaware                 100.0
  TWC of Florida, Incorporated                          Florida                  100.0
  Senetics, Inc.                                        Colorado                 100.0
  West International Sales Corporation                  U.S. Virgin Islands      100.0
  The West Company of Delaware, Inc.                    Delaware                 100.0
     The West Company de Colombia, S.A.                 Colombia                  52.1(1)
     The West Company Holding GmbH                      Germany                  100.0
       The West Company Deutschland GmbH                Germany                  100.0
       The West Company Hispania S. A.                  Spain                     27.4(5)
         Pharma-Gummi Beograd                           Yugoslavia                84.7(2)
         The West Company (Custom &                     Germany                  100.0
         Specialty Services) GmbH
            The West Company Danmark A/S                Denmark                  100.0
            The West Company Italia S.R.L.              Italy                     95.0(3)
            The West Company France S.A.                France                   99.99(4)
       The West Company (Mauritius) Ltd.                Mauritius                100.0
         The West Company (India) Private Ltd.          India                    100.0
  The West Company Group Ltd.                           England                  100.0
     The West Company (UK) Ltd.                         England                  100.0
  The West Company Argentina S.A.                       Argentina                100.0
  The West Company Brasil S.A.                          Brasil                   100.0
  The West Company Venezuela C.A.                       Venezuela                100.0
  The West Company Singapore Pty. Ltd.                  Singapore                100.0
  The West Company Australia Pte. Ltd.                  Australia                100.0
  West Company Korea Ltd.                               Korea                    100.0

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(1)  In addition, 46.16% is owned directly by The West Company, Incorporated;
     1.55% is held in treasury by The West Company de Colombia S.A.

(2)  Affilated company accounted for on the cost basis.

(3)  In addition, 5% is owned directly by The West Company, Incorporated;

(4)  In addition, .01% is owned directly by 9 Individual Shareholders.

(5) In addition, 54.7% is owned directly by The West Company, Inc.; 17.9% is owned by one shareholder.


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